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                                                                    Exhibit 23.1
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
Tele-Communications, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Tele-Communications, Inc. of our reports, dated March 20, 1998, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and all related financial statement schedules, which reports appear in the December 31, 1997 Annual Report on Form 10-K of Tele-Communications, Inc.


                                  /s/ KPMG Peat Marwick LLP
                                  KPMG Peat Marwick LLP

Denver, Colorado
June 23, 1998